EXHIBIT 4.1















                                     SECOND
                             RESTATED LOAN AGREEMENT

                                     BETWEEN

                              MAYNARD OIL COMPANY,
                                   AS BORROWER

                                       AND

                             BANK ONE, TEXAS, N.A.,
                                     AS BANK



                                NOVEMBER 12, 1999






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                                TABLE OF CONTENTS

                                                                           No.

1.       Certain Defined Terms...............................................2

2.       Term Commitment of the Bank........................................13

3.       Note Evidencing Loan...............................................13
         (a)      Form of Note .............................................13
         (b)      Interest Rate.............................................13
         (c)      Payment of Interest.......................................13
         (d)      Payment of Principal......................................13

4.       Interest Rates.....................................................13
         (a)      Options...................................................13
         (b)      Interest Rate Determination...............................14
         (c)      Conversion Option.........................................14
         (d)      Continuation Option.......................................15
         (e)      Recoupment................................................15
         (f)      Options Upon Default......................................15

5.       Special Provisions Relating to Fixed Rate Loans....................16
         (a)      Unavailability of Funds or Inadequacy of Pricing..........16
         (b)      Reserve Requirements......................................16
         (c)      Taxes.....................................................16
         (d)      Change in Laws............................................17
         (e)      Option to Fund............................................17
         (f)      Indemnity.................................................18
         (g)      Payments Not at End of Interest Period....................18
         (h)      Maximum Number of Loans...................................18

6.       Collateral Securities..............................................18

7.       Borrowing Base.....................................................19
         (a)      Initial Borrowing Base....................................19
         (b)      Subsequent Determinations of Borrowing Base...............19

8.       Prepayments........................................................20
         (a)      Voluntary Prepayments.....................................20
         (b)      Mandatory Prepayment For Borrowing Base Deficiency........20

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9.       Representations and Warranties......................................21
         (a)      Creation and Existence.....................................21
         (b)      Power and Authority........................................21
         (c)      Binding Obligations........................................21
         (d)      No Legal Bar or Resultant Lien.............................21
         (e)      No Consent.................................................21
         (f)      Financial Condition........................................22
         (g)      Liabilities................................................22
         (h)      Litigation.................................................22
         (i)      Taxes; Governmental Charges................................22
         (j)      Titles, Etc................................................22
         (k)      Defaults...................................................22
         (l)      Casualties; Taking of Properties...........................23
         (m)      Use of Proceeds; Margin Stock..............................23
         (n)      Location of Business and Offices...........................23
         (o)      Compliance with the Law....................................23
         (p)      No Material Misstatements..................................23
         (q)      ERISA......................................................24
         (r)      Public Utility Holding Company Act.........................24
         (s)      Subsidiaries...............................................24
         (t)      Environmental Matters......................................24
         (u)      Liens......................................................24

10.      Conditions of Lending...............................................24

11.      Affirmative Covenants...............................................26
         (a)      Financial Statements and Reports...........................26
         (b)      Certificates of Compliance.................................27
         (c)      Accountants' Certificate...................................27
         (d)      Taxes and Other Liens......................................27
         (e)      Compliance with Laws.......................................28
         (f)      Further Assurances.........................................28
         (g)      Performance of Obligations.................................28
         (h)      Insurance..................................................28
         (i)      Accounts and Records.......................................29
         (j)      Right of Inspection........................................29
         (k)      Notice of Certain Events...................................29
         (l)      ERISA Information and Compliance...........................29
         (m)      Environmental Reports and Notices..........................30
         (n)      Compliance and Maintenance.................................30

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         (o)      Operation of Properties....................................30
         (p)      Compliance with Leases and Other Instruments...............31
         (q)      Certain Additional Assurances Regarding
                  Maintenance and Operations of Properties...................31
         (r)      Title Matters..............................................31
         (s)      Curative Matters...........................................31
         (t)      Change of Principal Place of Business......................32

12.      Negative Covenants..................................................32
         (a)      Negative Pledge............................................32
         (b)      Current Ratio..............................................32
         (c)      Fixed Charge Coverage Ratio................................32
         (d)      Minimum Net Worth..........................................32
         (e)      Debt to Worth Ratio........................................32
         (f)      Consolidations and Mergers.................................32
         (g)      Debts, Guaranties and Other Obligations....................33
         (h)      Dividends..................................................33
         (i)      Loans and Advances.........................................33
         (j)      Nature of Business.........................................34
         (k)      Transactions with Affiliates...............................34
         (l)      Hedging Transaction........................................34
         (m)      Investment.................................................34
         (n)      Amendment to Articles of Incorporation or Bylaws...........35
         (o)      Sale of Assets.............................................35

13.      Events of Default...................................................35

14.      Exercise of Rights..................................................37

15.      Notices.............................................................37

16.      Expenses............................................................37

17.      Indemnity...........................................................38

18.      Governing Law.......................................................38

19.      Invalid Provisions..................................................39

20.      Maximum Interest Rate...............................................39

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21.      Amendments..........................................................39

22.      Multiple Counterparts...............................................39

23.      Conflict............................................................40

24.      Survival............................................................40

25.      Parties Bound.......................................................40

26.      Participations......................................................40

27.      Other Agreements....................................................40

28.      Financial Terms.....................................................40

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Exhibits:

Exhibit "A"       -        Term Note
Exhibit "B"       -        Conversion/Continuation Notice
Exhibit "C"       -        Certificate of Compliance

Schedules:

Schedule 1        -        Liens
Schedule 2        -        Financial Condition
Schedule 3        -        Liabilities
Schedule 4        -        Litigation
Schedule 5        -        Subsidiaries
Schedule 6        -        Environmental Matters
Schedule 7        -        Title Matters
Schedule 8        -        Curative Matters

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                         SECOND RESTATED LOAN AGREEMENT

         THIS SECOND RESTATED LOAN AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 12th day of November, 1999, by and between Maynard Oil Company, a Delaware corporation ("Borrower") and BANK ONE, TEXAS, N.A., a national banking association ("Bank").

                              W I T N E S S E T H:

         WHEREAS, Borrower and First City, Texas-Dallas ("First City") entered into a Credit Agreement dated as of October 1, 1990 (the "Loan Agreement") under the terms of which Bank agreed to provide a term loan facility in the amount of $10,000,000.00 to Borrower; and

         WHEREAS, Borrower and First City entered into a First Amendment to Loan Agreement, dated as of November 19, 1991 (the "First Amendment") amending the Loan Agreement in certain respects as therein set forth; and

         WHEREAS, on October 30, 1992, First City was taken over by the Federal Deposit Insurance Corporation ("FDIC") in the FDIC's capacity as receiver; and

         WHEREAS, the FDIC, as receiver of First City, assigned to New First City, Texas-Dallas, N.A. ("New First City") all of the rights of First City in and to the Loan Agreement, First Amendment, note and the liens, security interest and other collateral securing same (the "First City Debt"); and

         WHEREAS, as of February 1, 1993, New First City assigned all of its right, title and interest in and to the First City Debt to Bank; and

         WHEREAS, Borrower and Bank entered into a Second Amendment to Loan Agreement, dated as of February 1, 1993 (the "Second Amendment") amending the Loan Agreement in certain respects as therein set forth; and

         WHEREAS, Borrower and Bank entered into a Third Amendment to Loan Agreement, dated as of December 22, 1994 (the "Third Amendment") amending the Loan Agreement in certain respects as therein set forth; and

         WHEREAS, Borrower and Bank entered into a Fourth Amendment to Loan Agreement, dated as of March 29, 1995 (the "Fourth Amendment") amending the Loan Agreement in certain respects as therein set forth; and

         WHEREAS, Borrower and Bank entered into a Restated Loan Agreement dated as of December 20, 1995 (the "Restated Loan Agreement") which restated the Loan Agreement in its entirety; and

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         WHEREAS,  Borrower and Bank have agreed to make certain  amendments  to the Restated Loan Agreement and restate the same in its entirety.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular shall have the same meanings as when used in the plural and vice versa):

                  "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

                  "Agreement" shall mean this Agreement as the same may be amended, modified or restated from time to time.

                  "Bank" shall mean Bank One, Texas, N.A.

                  "Base Rate" shall mean the fluctuating rate of interest per annum established from time to time by Bank as its Base Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

                  "Base Rate Interest Period" shall mean with respect to any Base Rate Loan, the period (i) beginning on the date the Base Rate Loan is made or the conversion of a CD Loan to a Base Rate Loan or any reborrowing of a Eurodollar Loan as a Base Rate Loan and (ii) ending on the date on which Borrower converts such portion to a CD Loan or a Eurodollar Loan.

                  "Base Rate Loans" shall mean any loan during any period which bears interest based upon the Base Rate or which would bear interest based upon the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

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                  "Borrower"   shall  mean  Maynard  Oil  Company,   a  Delaware
         corporation.

                  "Borrowing Base" shall mean the value assigned by the Bank from time to time to the Oil and Gas Properties pursuant to Section 7 hereof. Until the next determination of the Borrowing Base pursuant to
         Section 7(b) hereof the Borrowing Base shall be $38,250,000.00.

                  "Business Day" shall mean the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

                  "CD Interest  Period"  shall mean with respect to any CD Loan,
         (i) initially, the period commencing on the date such CD Loan is made and ending 30, 60, 90 or 180 days (or 365/366 days, if consented to by
         Bank) thereafter as selected by Borrower in its irrevocable Conversion/Continuation Notice as provided in Sections 4(c) and (d) and
         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such CD Loan and in each case ending, 30, 60, 90 or 180 days (or 365/366 days, if consented to by
         Bank) thereafter, as selected by Borrower in its irrevocable Continuation/Conversion Notice as provided in Sections 4(c) and (d); provided, that if CD Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such interest period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and provided, further, there shall not at any time be more than five (5) CD Loans, Base Rate Loans and Eurodollar Tranches, in the aggregate outstanding. Any CD Interest period pertaining to a CD Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, and no CD Interest Period selected shall end after the Term Maturity Date.

                  "CD Loans" shall mean those portions of the Loan bearing interest at the CD Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

                  "CD Margin" shall mean one and seven-eighths percent (1.875%).

                  "CD Quoted Rate" shall mean with respect to each CD Interest Period, the rate of interest per annum determined by Bank (in accordance with its customary general practices) to be the arithmetic simple average (rounded upwards, if necessary, to the next highest .01 of 1%) of the rates per annum offered to Bank at approximately 9:00 a.m. (Dallas time) on the first day of such CD Interest Period, by three certificate of deposit dealers of recognized standing, for the purchase at face value of a domestic certificate of deposit from Bank in the amount equal or comparable to the principal amount of the corresponding CD Loan as of such first day, and for a period of time equal or comparable to the length of such CD Interest Period.

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                  "CD Rate"  shall  mean with  respect  to each CD Loan for each
         Interest Period, a rate per annum equal to the following:

                  [        CD Quoted Rate       ] + FDIC Percentage +CD Margin
                  [1.00 - CD Reserve Requirement]

                  "CD Reserve Requirement" shall mean on any day, that percentage (expressed as a decimal) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements for Bank (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D applicable to three-month nonpersonal time deposits in units of $100,000 or more (issued by member banks of the Federal Reserve Bank of Dallas having time deposits exceeding one billion dollars) rounded to the next highest .01% of 1%. Each determination by Bank of the CD Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

                  "Chief Financial Officer" shall mean the chief financial officer of Borrower unless stated otherwise.

                  "Chief Operating Officer" shall mean the chief operating officer of Borrower unless stated otherwise.

                  "Collateral" shall mean all present and future tangible or intangible property or rights in which Bank is to be granted a security interest (whether perfected or enforceable or not), including without limitation the items set forth in Section 6, together with any other collateral now or hereafter securing payment of all or any part of the Obligations.

                  "Commitment" shall mean $38,250,000.00.

                  "Companies" shall mean Borrower and all present and future Subsidiaries of Borrower.

                  "Conversion/Continuation Notice" shall have the meaning stated in Section 4(c).

                  "Current Assets" shall mean the total of the Borrower's consolidated current assets determined in accordance with GAAP.

                  "Current Liabilities" shall mean the total of Borrower's consolidated current obligations as determined in accordance with GAAP, excluding therefrom current maturities due on the Funded Debt.

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                  "Default"  shall mean any of the events  specified  in Section
         13, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

                  "Dry Hole Expense" shall mean all costs incurred by Borrower in drilling unsuccessful wells (dry holes) under the successful-efforts costing method of accounting.

                  "EBITDA" shall mean for any period Net Income (excluding gains from asset sales) plus the sum of (i) Interest Expense, plus (ii) depreciation, depletion and amortization expense, plus (iii) non-cash write-downs related to impairment of assets, plus (iv) Dry Hole Expense.

                  "Effective Date" shall mean the date of this Agreement.

                  "Environmental    Laws"    shall   mean   the    Comprehensive
         Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A.ss.9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. ss.6901, et seq., the Clean Air Act, 42 U.S.C.A.ss.1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A.ss.2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G.ss.2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C.ss.9601, et seq., as amended, as each of the foregoing may be amended from time to time.

                  "Environmental   Liability"  shall  mean  any  claim,  demand,
         obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

                  "Environmental Lien" shall mean a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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                  "Eurodollar  Business  Day" shall mean a Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

                  "Eurodollar Interest Period" shall mean with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2), three (3) or six
         (6) months (or twelve (12) months, if consented to by Bank) thereafter as selected by the Borrower in its irrevocable Conversion/Continuation Notice as provided in Sections 4(c) and (d), and (ii) thereafter each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months (or twelve (12) months, if consented to by Bank) thereafter as selected by Borrower in its irrevocable Conversion/Continuation Notice as provided in Sections 4(c) and (d); provided, however, that (i) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, (ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (iii) any Eurodollar Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date. There shall not at any time be more than five (5) Eurodollar Loans, CD Loans and Base Rate Loans, in the aggregate outstanding.

                  "Eurodollar Loan" shall mean any loan during any period which bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

                  "Eurodollar Margin" shall mean one and five-eighths percent (1.625%).

                  "Eurodollar Rate" shall mean with respect to each Eurodollar Interest Period, the rate of interest per annum at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to the Bank (at approximately 10:00 a.m., Dallas, Texas time three Eurodollar Business Days prior to the first day of each Eurodollar Interest Period) in the London interbank market for delivery on the first day of such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Interest Period relates. Each determination of the Eurodollar Rate by the Bank shall, in the absence of error, be conclusive and binding.

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                  "Facility  Fee" shall mean a facility fee due from Borrower to
         Bank on the Effective Date in the amount of $120,000.

                  "FDIC Percentage" shall mean, on any date, the net assessment rate (expressed as a percentage rounded to the next highest point .01 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at Bank's principal offices in Dallas, Texas.

                  "Financial Statements" shall mean balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP.

                  "Fiscal Quarter" and "Fiscal Year" shall mean the fiscal quarter and fiscal year of Borrower.

                  "Fixed Charge Coverage Ratio" shall mean the ratio of EBITDA for the period being measured to the sum of (i) Interest Expense on Funded Debt for the quarter being measured, plus (ii) principal payments due on Funded Debt for the period being measured, plus (iii) cash capital distributions to shareholders for such quarter, plus (iv) capital lease expenses for such quarter, plus (v) income taxes paid during such quarter.

                  "Fixed Rate Loan" shall mean a Eurodollar Loan or a CD Loan or both.

                  "Funded  Debt"  shall  mean,  as of any  date,  the sum of the following (without duplication): (i) the aggregate of all Indebtedness for borrowed money of the Companies as of such date, other than Current Liabilities, (ii) all Indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" (or other similar classification) on a consolidated balance sheet of the Companies prepared as of such date in accordance with GAAP, (iii) all Indebtedness, whether secured or unsecured, of the Companies, having a final maturity (or which is renewable or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial, maturity or sinking fund payments, or otherwise) are required to be made by the obligor less than one year after the date of the creation, (iv) the aggregate of all Indebtedness of the Companies outstanding under any revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such Indebtedness is created within one year of the expiration of such agreement and (v) the present value (discounted at the implicit rate, if known, or 10% per annum otherwise) of all obligations in respect of Capital Leases of the Companies.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

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                  "Indebtedness"  shall mean,  with  respect to any Person,  all indebtedness, obligations and liabilities of such Person, including, without limitation and without duplication (i) all liabilities, except deferred taxes, which would be reflected on a balance sheet of such Person, prepared in accordance with GAAP; (ii) all obligations of such Person in respect of any guaranty or letter of credit; (iii) all obligations of such Person in respect of any capital lease; and (iv) all obligations, indebtedness and liabilities secured by any Lien on any property or assets of any Person; except that, "Indebtedness" shall not include trade payables incurred in the ordinary course of business for the purchase of goods or services.

                  "Interest Expense" shall mean for any period, the consolidated interest charges paid or accrued by the Companies during such period (including imputed interest on capital lease obligations and on Indebtedness of the Companies).

                  "Interest Payment Date" shall mean the earlier of (i) the last day of each Interest Period or, (ii) the first day of each calendar quarter.

                  "Interest Period" shall mean any Base Rate Interest Period, CD Interest Period or Eurodollar Interest Period.

                  "Lien" shall mean any lien, mortgage, deed of trust, pledge, security interest, assignment, encumbrance, Environmental Lien or other lien (statutory or otherwise) of every kind and character.

                  "Loans"  shall  mean the Loan  made to  Borrower  pursuant  to
         Section 2 hereof.

                  "Loan Documents" shall mean this Agreement, the Note, the Security Instruments and all other documents (and any amendments or supplements thereto or modifications or restatements thereof) executed in connection with the transaction described in this Agreement.

                  "Material Adverse Effect " shall mean any circumstance or event which (i) could have a material adverse effect on the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower from the facts represented or warranted in this Agreement or any other Security Instrument, or (ii) could materially impair the ability of the Borrower to carry out its business as of the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet its obligations under the Note, this Agreement or the other Loan Documents on a timely basis or
         (iii) is material and adverse to the financial condition or business operations of Borrower, or (iv) may result in or cause a Default or Event of Default.

                  "Maximum Rate" shall mean at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

                  "Net Income" shall mean Borrower's consolidated Net Income before any income tax, calculated in accordance with GAAP.

                  "Net Worth" shall mean, as of any date, the total shareholders' equity (including common stock and preferred stock other than mandatorily redeemable stock) at stated value, additional paid-in capital and retained earnings (after deducting treasury stock) which would appear on a consolidated balance sheet of the Companies prepared as of such date in accordance with GAAP.

                  "Non-Recourse Debt" shall mean any Indebtedness of Borrower created after the date hereof, provided that (a) such Indebtedness has been incurred by borrowing or constitutes an obligation to pay the deferred purchase price of property; (b) such Indebtedness is secured only by the assets so purchased; and (c) the creditor to whom such Indebtedness is owed has no recourse against Borrower, other than foreclosure of the Liens securing such Indebtedness, to satisfy claims of such creditor with respect to Borrower, such Indebtedness, the assets or properties securing such Indebtedness, or any other features of the transactions in which such Indebtedness was incurred.

                  "Note" shall mean the $38,250,000.00 Note described in Section 3 hereof, together with all renewals and extensions thereof or any part thereof.

                  "Obligations" shall mean all present and future indebtedness, obligations and liabilities of Borrower to Bank, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, or represented by the Note, and all interest accruing thereon (including, without limitation), interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such Obligations), and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

                  "Oil and Gas Properties" shall mean any and all oil, gas and mineral properties and interests in which Borrower has granted and hereafter grants to Bank first perfected liens.

                  "Permitted Dividends and Redemptions" shall mean: (i) dividends from any Subsidiary of any Company (other than Borrower) to Borrower or such Company, (ii) dividends from Borrower to holders of equity securities of Borrower payable solely in common stock or preferred stock (without mandatory redemption features) of Borrower, and (iii) redemptions of the common stock of Borrower in an amount not to exceed $3,000,000.00 in the aggregate for all such Redemptions made from and after December 22, 1994.

                  "Permitted   Liens"  shall  mean  (i)  royalties,   overriding
         royalties, reversionary interests, production payments and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive Borrower of any material right in respect of Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements);
         (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which Borrower has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's assets or properties and that do not individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrower in connection with the construction, maintenance, development, transportation, storage or operation of Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's assets and properties which were in existence at the time Borrower's assets and properties were originally acquired by Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority;
         (x) landlord's liens; (xi) Liens created by or pursuant to the Security Instruments; and (xii) Liens existing at the date of this Agreement which have been disclosed to Bank in the Borrower's September 30, 1999 Financial Statements or identified in Schedule "1" hereto.

                  "Permitted Purchase Money Indebtedness" shall mean (i) purchase money Indebtedness of Borrower created after the date hereof secured by a Permitted Purchase Money Lien, and (ii) purchase money indebtedness existing on the date hereof described on Schedule "1".

                  "Permitted Purchase Money Lien" shall mean any purchase money Lien on real estate, motor vehicles, equipment and other fixed assets acquired or built by Borrower (a "Purchase Money Lien"); provided, however, that: (i) the transaction in which any Purchase Money Lien is proposed to be created is not then prohibited by this Agreement; (ii) any Purchase Money Lien shall attach only to the asset acquired or built in such transaction and shall not extend to or cover any other assets of Borrower; (iii) the Indebtedness secured or covered by any Purchase Money Lien shall not exceed the cost to Borrower of the asset acquired or built; and (iv) such Indebtedness is either (x) incurred within twelve (12) months following the date of the acquisition or completion of the property or asset so acquired or (y) incurred for the purpose of refinancing or refunding of any existing Indebtedness secured by a Permitted Purchase Money Lien provided the unpaid balance is not increased.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" shall mean any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

                  "Principal Payment Date" shall mean the first day of each January, April, July and October commencing April 1, 2000.

                  "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrowers and Agent or the Lenders which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                  "Reborrowing" shall mean the reborrowing of any CD Loan or Eurodollar Loan upon the expiration of the Interest Period with respect to each such Loan.

                  "Redemptions" shall mean, in respect of any corporation, any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of any class of capital stock of such corporation, unless such stock is redeemed or acquired through the exchange of such stock with stock of the same class.

                  "Security Instruments" shall mean, collectively, this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, and other collateral documents covering Borrower's Oil and Gas Properties and related personal property and interests and the proceeds of the foregoing, all such documents to be in form and substance satisfactory to Bank.

                  "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or another subsidiary.

                  "Temporary Cash Investment" shall mean any investment in (i) direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof (including indirect investments in such obligations through repurchase agreements with commercial banks or nationally recognized investment banks), provided that such obligations mature within ninety (90) days of the date of acquisition thereof, (ii) commercial paper rate in the highest grade by two or more national credit rating agencies and maturing not more than ninety (90) days from the date of acquisition thereof, (iii) time deposits with, and certificates of deposit and bank's acceptances issued by, Bank or any United States commercial bank having capital, surplus and undivided profits aggregating at least $250,000,000, (iv) money market funds acceptable to Bank in its sole and absolute discretion, and (v) commercial paper maturing not more than ninety (90) days from the acquisition thereof issued by Bank.

                  "Term Loan" shall mean the loan described in Section 2 hereof.

                  "Term Maturity Date" shall mean January 1, 2005.

                  "Total Liabilities" shall mean Funded Debt, plus Current Liabilities, minus Permitted Purchase Money Indebtedness minus, Non-Recourse Debt minus deferred taxes plus all other liabilities which would be reflected in a balance sheet prepared in accordance with GAAP, of Borrower.

                  "Unscheduled Redeterminations" shall mean a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrower, (B) at any time it appears to the Bank, in the exercise of their reasonable discretion, that either (i) there has been a decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

         2. TERM COMMITMENT OF THE BANK. As of the Effective Date, there will be outstanding on the existing Term Loan the principal amount of $6,250,000.00. On the terms and conditions hereinafter set forth, the Bank agrees on the Effective Date to advance an additional $32,000,000 on the Term Loan and to renew and extend the outstanding balance into a new $38,250,000 Term Loan.

         3. NOTE EVIDENCING LOAN. The loan described above in Section 2 shall be evidenced by a promissory note of Borrower as follows:

                  (a) Form of Note - The Term Loan shall be evidenced by a Note in the face amount of $38,250,000.00, and shall be in the form of Exhibit "A" hereto with appropriate insertions.

                  (b) Interest Rate - The unpaid principal balance of the Note shall bear interest from time to time as set forth in Section 4 hereof.

                  (c) Payment of Interest - Interest on the Note shall be payable on each Interest Payment Date.

                  (d) Payment of Principal - The unpaid principal balance of the Note shall be payable in nineteen (19) equal consecutive quarterly installments of $1,912,500 each due and payable on each Principal Payment Date, commencing April 1, 2000 and continuing regularly thereafter, with one (1) final principal installment due and payable on the Term Maturity Date in an amount equal to the entire remaining principal balance plus all accrued but unpaid interest.

         4.       INTEREST RATES.

                  (a)      Options.

                            (i) Base Rate Loans. Borrower agrees to pay interest
                  on the Note calculated on the basis of the actual days elapsed in a year consisting of 365 or, if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to
                  Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of
                  (i) the Maximum Rate (defined herein), or (ii) the sum of the Base Rate. Subject to the provisions of this Agreement as to prepayment, the principal of the Note representing Base Rate Loans shall be payable as specified in Section 3(d) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

                           (ii) Eurodollar Loans. Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate plus the Eurodollar Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Note shall be payable as specified in Section 3(d) hereof and the interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate. If Bank shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans.

                           (iii)  CD  Loans.  Borrower  agrees  to pay  interest
                  calculated  on the  basis of  actual  days  elapsed  in a year consisting of 360 days with respect to the unpaid principal amount of each CD Loan from the day the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the CD Rate. Interest with respect to each CD Loan shall be payable on the expiration date of each Interest Period applicable to such CD Loan.

                  (b) Interest Rate Determination. The Bank shall determine each interest rate applicable to the Term Loan hereunder. The Bank shall give prompt notice to the Borrower of each rate of interest so determined and its determination thereof shall be conclusive absent error.

                  (c)  Conversion  Option.  Borrower may elect from time to time
         (i) to convert all or any part of its Eurodollar Loans to Base Rate Loans or CD Loans by giving Bank irrevocable notice of such election at least two (2) Eurodollar Business Days prior to 10:00 a.m. (Dallas, Texas time) in the form of Exhibit "B" (the "Conversion/Continuation Notice") to be received on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to Eurodollar Loans or CD Loans by giving the Bank an irrevocable Conversion/Continuation Notice at least three (3) Eurodollar Business Days (in the case of a conversion to Eurodollar Loans) or two (2) Business Days (in the case of a conversion to CD Loans) prior to the proposed conversion, specifying the Eurodollar Interest Period or the CD Interest Period, as the case may be therefore, and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be, and

         (iii) to convert all or any part of its CD Loans to Eurodollar Loans or Base Rate Loans by giving the Bank an irrevocable Conversion/Continuation Notice at least three (3) Eurodollar Business Days (in the case of conversion to Eurodollar Loans) or two (2) Business Days (in the case of conversion to Base Rate Loans) prior to the proposed conversion, specifying the Eurodollar Interest Period, if any therefore, and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day, as the case may be. Each change in an Interest Option made pursuant to this Section 4(c) shall be deemed a reborrowing (notwithstanding that the unpaid principal amount of the Term Loan is not thereby changed) of a CD Loan, a Eurodollar Loan or a Base Rate Loan into which such change was made on the date of such change. If no Conversion/Continuation Notice is given with respect to all or any portion of a Loan, Borrower shall be deemed to have elected to reborrow such portion of the Loan as a Base Rate Loan.

                  (d) Continuation Option. Prior to the termination of each CD Interest Period or Eurodollar Interest Period, Borrower may give the Bank a Conversion/Continuation Notice electing to continue all or part of the loan related thereto as the same type of loan upon the expiration of such CD Interest Period or Eurodollar Interest Period. Such Conversion/Continuation Notice shall be given to Bank at least three (3) Eurodollar Business Days prior to the termination of such Eurodollar Interest Period and at least two (2) Business Days prior to the termination of such CD Interest Period and shall specify the length of the succeeding CD Interest Period or Eurodollar Interest Period, as the case may be (subject to the provisions of the definitions of such term), selected by Borrower with respect to such portion. If no Conversion/Continuation Notice is given with respect to all or any portion of a Loan, Borrower shall be deemed to have elected to reborrow such portion of the Loan as a Base Rate Loan.

                  (e) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i), 4(a)(ii) or 4(a)(iii) above shall exceed the Maximum Rate, thereby causing the interest on the Note to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Note below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Note if the rate or rates selected pursuant to Sections 4(a)(i), (ii) or (iii), as the case may be, had at all times been in effect.

                  (f) Options  Upon  Default.  Notwithstanding  anything in this
         Section 4 to the contrary, no CD Loan or Eurodollar Loan may be continued as such when any Default or Event of Default has occurred, but each such CD Loan or Eurodollar Loan shall be automatically converted to a Base Rate Loan on the last day of each Interest Period applicable to such CD Loan or Eurodollar Loan.

         5.       SPECIAL PROVISIONS RELATING TO FIXED RATE LOANS.

                  (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed Fixed Rate Loan, Bank (i) shall have determined that either (A) that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to Bank in the London interbank market, or (B) that no timely quotation of the applicable rate offered to Bank for Certificates of Deposit for the CD Interest Period is available; or (ii) in good faith determines that the Eurodollar Interest Rate or the CD Interest Rate will not adequately reflect the cost to the Bank of maintaining or funding the Fixed Rate Loans for such Interest Period, the obligations of the Bank to make the Eurodollar Loans or CD Loans, as the case may be, shall be suspended until such time such Bank in its sole discretion reasonably exercised determines that the event resulting in such suspension has ceased to exist. If Bank shall make such determination it shall promptly notify Borrower in writing, and Borrower shall either repay the outstanding Eurodollar Loans or CD Loans, as the case may be, owed to Bank, without penalty, on the last day of the current Interest Period or convert the same to Base Rate or CD Loans in the case of Eurodollar Loans or Base Rate or Eurodollar Loans in the case of CD Loans on the last day of the then current Interest Period for such Fixed Rate Loan.

                  (b) Reserve Requirements. In the event of any change in any applicable law, treaty or regulation or in the interpretation or administration thereof, or in the event any central bank or other fiscal monetary or other authority having jurisdiction over the Bank or the loans contemplated by this Agreement shall impose, modify or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System on any Fixed Rate Loan or loans, or any other reserve, special deposit, or some requirements against assets to, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or the London interbank market, as the case may be, any other condition affecting this Agreement or the Fixed Rate Loans and the result of any of the foregoing is to increase the cost to the Bank in making or maintaining its Fixed Rate Loans or to reduce any amount (or the effective return on any amount) received by the Bank hereunder, then Borrower shall pay to the Bank upon demand of the Bank as additional interest on the Note evidencing the Fixed Rate Loans such additional amount or amounts as will reimburse the Bank for such additional cost or such reduction. The Bank shall give notice to Borrower upon becoming aware of any such change or imposition which may result in any such increase or reduction. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent error.

                  (c) Taxes. Both principal and interest on the Note evidencing the Fixed Rate Loans are payable without withholding or deduction for or on account of any taxes. If any taxes are levied or imposed on or with respect to the Note evidencing the Fixed Rate Loans or on any payment on the Note evidencing the Fixed Rate Loans made to the Bank, then, and in any such event, Borrower shall pay to the Bank upon demand of the Bank such additional amounts as may be necessary so that every net payment of principal and interest on the Note evidencing the Fixed Rate Loans, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when the Fixed Rate Loans are outstanding any laws enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, materially changes the basis of taxation of payments to the Bank of principal of or interest on the Note evidencing the Fixed Rate Loans by reason of subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of Bank) then
         Borrower will pay the amount of loss to the extent that such loss is caused by such a change. The Bank shall give notice to Borrower upon becoming aware of the amount of any loss incurred by the Bank through enactment or promulgation of any such law which materially changes the basis of taxation of payments to the Bank. The Bank shall also give notice on becoming aware of any such enactment or promulgation which may result in such payments becoming subject to double taxation or otherwise. A certificate of any Bank setting forth the basis for the determination of such loss and the computation of such amounts shall be delivered to Borrower and shall be conclusive of such determination and such amount, absent error.

                  (d) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for the Bank to maintain or fund any Fixed Rate Loans hereunder, then the Bank shall promptly notify Borrower in writing and Borrower shall either repay the outstanding Eurodollar or CD Loans, as the case may be, owed to the Bank, without penalty, on the last day of the current Interest Periods (or, if the Bank may not lawfully continue to maintain and fund such Eurodollar or CD Loans, immediately), or Borrower may convert such Eurodollar or CD Loans at such appropriate time to Base Rate Loans.

                  (e) Option to Fund. The Bank shall have the option if the Borrower elect a Fixed Rate Loan, to purchase one or more deposits in order to fund or maintain its funding of the principal balance of the Note to which such Fixed Rate Loan is applicable during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such Fixed Rate Loan and any amounts owing hereunder and under the Note. The Bank shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of the Note in any manner it sees fit, but all such determinations hereunder shall be made as if the Bank have actually funded and maintained that portion of the principal balance of the Note to which a Fixed Rate Loan is applicable during the applicable Interest Period through the purchase of deposits in an amount equal to the principal balance of the Note to which such Fixed Rate Loan is applicable and having a maturity corresponding to such Interest Period. The Bank may fund the outstanding principal balance of the Note which is to be subject to any Fixed Rate Loan from any branch or office of the Bank as the Bank may designate from time to time.

                  (f) Indemnity. Borrower shall indemnify and hold harmless the Bank against all reasonable and necessary out-of-pocket costs and expenses which the Bank may sustain (i) as a consequence of any default by Borrower under this Agreement, or (ii) as a result of the making of any loan or loans as a Fixed Rate Loan.

                  (g) Payments Not at End of Interest Period. If the Borrower make any payment of principal with respect to any Fixed Rate Loan on any day other than the last day of the Interest Period applicable to such Fixed Rate Loan, then Borrower shall reimburse the Bank on demand for any loss, cost or expense incurred by the Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the cost of funds to the Bank in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if the Bank is able to redeposit such principal amount so paid for the balance of the Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by the Bank in redepositing such principal amount. A certificate of Bank setting forth the basis for the determination of the amount owed by Borrower pursuant to this Section 5(g) shall be delivered to the Borrower and shall be conclusive in the absence of manifest error.

                  (h) Maximum Number of Loans. The total number of Loans which may be outstanding at any time hereunder shall never exceed five (5), whether such Loans are Base Rate Loans, CD Loans, Eurodollar Loans or a combination thereof.

         6. COLLATERAL SECURITIES. To secure the performance by Borrower of its obligations hereunder, and under the Note and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrower has previously granted and assigned to Bank a first and prior security interest and Lien on certain of its Oil and Gas Properties, and on certain related equipment, oil and gas inventory and proceeds of the foregoing. To further secure the performance by Borrower of the aforesaid obligations, Borrower shall contemporaneously with or prior to the execution of this Agreement, grant and assign to the Bank a first and prior security interest and Lien on certain additional Oil and Gas Properties and on certain additional related equipment, oil and gas inventory and proceeds of the foregoing. Obligations arising from agreements arising from Rate Management Transactions between Borrower and the Bank or any Affiliate of the Bank providing for the hedging, forward sale or swap of crude oil and natural gas or interest rate protection shall be secured by the Collateral (as hereinafter defined) on a pari passu basis with the indebtedness and obligations of the Borrower under the Loan Documents. All Oil and Gas Properties and other collateral in which Borrower has heretofore granted or hereafter grants to the Bank a first and prior Lien (to the satisfaction of the Bank) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral."

         The granting and assigning of such security interests and Liens by Borrower shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Bank. Concurrently with the delivery of each of the Security Instruments, Borrower shall furnish to the Bank mortgage and title opinions and other title information satisfactory to Bank with respect to the title and Lien status of Borrower's interests in the Oil and Gas Properties covered by the Security Instruments as Bank shall have designated. Borrower will cause to be executed and delivered to the Bank, in the future, additional Security Instruments if the Bank reasonably deems such are necessary to insure perfection or maintenance of Bank's security interests and Liens in the Oil and Gas Properties or any part thereof.

         7.       BORROWING BASE.

                  (a) Initial Borrowing Base. During the period from the date hereof to the first Determination Date (as hereinafter defined), the Borrowing Base shall be $38,250,000.00.

                  (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Bank at least semi-annually on May 1 and November 1 of each year beginning May 1, 2000 or as Unscheduled Redeterminations. The Borrower shall furnish to the Bank as soon as possible but in any event no later than April 1 of each year, beginning April 1, 2000, or within thirty (30) days after either (i) receipt of notice from Bank that it requires an Unscheduled Redetermination, or (ii) the Borrower give notice to Bank of their desire to have an Unscheduled Redetermination performed, with an engineering report in form and substance satisfactory to Bank prepared by Borrower and audited by a petroleum engineering firm acceptable to Bank, valuing the Oil and Gas Properties utilizing economic and pricing parameters used by Bank as established from time to time, together with such other information, report and data concerning the value of the Oil and Gas Properties as Bank shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Bank shall by notice to the Borrower no later than May 1 and November 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), designate a new Borrowing Base for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Bank, the Bank shall notify the Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base, and such new Borrowing Base shall continue until the next Determination Date. If the Borrower do not furnish all such information, reports and data by the date specified in this Section 7(b), unless such failure is of no fault of the Borrower, the Bank may nonetheless designate the Borrowing Base at any amounts which the Bank determines in its discretion and may redesignate the Borrowing Base from time to time thereafter until the Bank receives all such information, reports and data, whereupon the Bank shall designate a new Borrowing Base as described above. The Bank shall determine the amount of the Borrowing Base based upon the loan collateral value which Bank in its discretion (using such methodology, assumptions and discounts rates as Bank customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of the Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its affiliates) as Bank customarily considers in evaluating similar oil and gas credits. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the loan collateral value of the Oil and Gas Properties being sold by Borrower which the Bank in its discretion (using such methodology, assumptions and discount rates as the Bank customarily uses in assigning collateral value to oil and gas properties) assigned to such Oil and Gas Properties at the time in question. It is expressly understood that the Bank has no obligation to designate the Borrowing Base at any particular amounts, except in the exercise of Bank's discretion. Provided, however, that Bank shall not have the obligation to designate a Borrowing Base in an amount in excess of its legal or internal lending limits.

         8.       PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower may at any time and from time to time, without penalty or premium, prepay the Note, in whole or in part. Each such prepayment shall be made on at least five
         (5) Business Days' notice to Bank and shall be in an amount of $500,000 or more in increments of $250,000 or the unpaid balance on the Note, whichever is less, plus accrued interest thereon to the date of prepayment. If Borrower shall prepay the principal of any CD Loan or Eurodollar Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall make the payments required by
         Section 5(g).

                  (b) Mandatory Prepayment For Borrowing Base Deficiency. In the event the outstanding principal balance of the Note ever exceed the Borrowing Base as determined by Bank pursuant to Section 7(b) hereof, the Borrower shall, within sixty (60) days thereof, either (A) by instruments reasonably satisfactory in form and substance to the Bank, provide the Bank with collateral with value and quality in amounts satisfactory to the Bank in its discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Note in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment. Each prepayment required to be made pursuant to this Section 8(b) is subject to the provisions of Section 5(g) hereof, provided that, if and to the extent the amount required to be prepaid hereunder exceeds the aggregate principal amount of the Base Rate Loans then outstanding, Borrower may, at its option, pay the amount of principal of the CD and/or Eurodollar Loans required to be prepaid pursuant to this Section 8(b) to Bank for deposit in a special collateral account to be established for this purpose. Such amount shall be held by Bank in such collateral account subject to and in accordance with the provisions of this Section 8(b) until the end of the relevant Interest Period or Periods for such CD Loans and/or Eurodollar Loans and thereupon applied to the prepayment of such CD Loans and/or Eurodollar Loans. Borrower hereby directs Bank to apply, and Bank shall apply, any amounts so deposited in any such collateral account to prepay such CD Loans and/or Eurodollar Loans at the end of such relevant Interest Period or Periods.

         9. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement, the Borrower hereby represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note) that:

                  (a) Creation and Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower has all power and authority to own its properties and assets and to transact the business in which it is engaged.

                  (b) Power and Authority. Borrower is duly authorized and empowered to create and issue the Note; and Borrower is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agreement; and all corporate action on each Borrower's part requisite for the due creation and issuance of the Note and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.


                  (c) Binding Obligations. This Agreement does, and the Note and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower, enforceable in accordance with its respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

                  (d) No Legal Bar or Resultant Lien. The Note and the Loan Documents, including this Agreement, do not and will not, violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower, other than those contemplated by this Agreement.

                  (e) No Consent. The execution, delivery and performance by the Borrower of the Note and the Loan Documents, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases (all of which consents have been obtained by the Borrower).

                  (f) Financial Condition. The audited Financial Statements of Borrower dated December 31, 1998 and the unaudited Financial Statements of Borrower dated September 30, 1999, which have been delivered to Bank are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Borrower which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Bank in Schedule "2" attached hereto.

                  (g) Liabilities. Borrower does not have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Bank in the Financial Statements and on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower which is reasonably expected to have a Material Adverse Effect.

                  (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Bank in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower threatened against or affecting Borrower which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

                  (i) Taxes; Governmental Charges. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

                  (j) Titles, Etc. Borrower has good and defensible title to all of its respective assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

                  (k) Defaults. Borrower is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

                  (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of the Borrower delivered to Bank, neither the business nor the assets or properties of Borrower have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                  (m) Use of Proceeds; Margin Stock. The $32,000,000 in new proceeds of the Loan hereunder will be used by the Borrower for the purposes of acquiring oil and gas properties from Questar Exploration and Development Company ("Questar"). Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

                  Neither Borrower nor any person or entity acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

                  (n) Location of Business and Offices. The principal place of business and chief executive office of the Borrower is located at the address stated in Section 15 hereof.

                  (o) Compliance with the Law. To the best of Borrower's knowledge, Borrower:

                         (i) is not in violation of any law,  judgment,  decree,
                    order, ordinance, or governmental rule or regulation to which Borrower, or any of its assets or properties are subject; or

                         (ii) has not  failed to  obtain  any  license,  permit,
                    franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

         which violation or failure is reasonably expected to have a Material Adverse Effect.

                  (p) No Material Misstatements. No information, exhibit or report furnished by Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  (q) ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrower.

                  (r) Public Utility Holding Company Act. Borrower is not a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (s) Subsidiaries. All of the Borrower's Subsidiaries are listed on Schedule "5" hereto.

                  (t) Environmental Matters. Except as disclosed on Schedule "6", Borrower (i) has not received notice or otherwise learned of any Environmental Liability which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has not received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or
         (iii) has not received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

                  (u) Liens.  Except (i) as disclosed on Schedule "1" hereto and
         (ii) for Permitted Liens, the assets and properties of the Borrower is free and clear of all liens and encumbrances.

         10.      CONDITIONS OF LENDING.

                  (a) The effectiveness of this Agreement and the obligation of the Bank to make the additional advances in the Term Loan shall be subject to the following conditions precedent:

                         (i) Execution and Delivery. The Borrower shall have executed and delivered the Note, this Agreement, the Security Instruments and other required documents, all in form and substance satisfactory to the Bank;

                         (ii) Legal  Opinion.  The Bank shall have received from
                    Borrower's legal counsel a favorable legal opinion in form and substance satisfactory to the Bank, generally in the form of the opinion furnished in connection with the execution of the Restated Loan Agreement on December 20, 1995;

                         (iii)  Corporate  Resolutions.   The  Bank  shall  have
                    received appropriate certified corporate resolutions of Borrower;

                         (iv) Good Standing. The Bank shall have received evidence of existence and good standing for Borrower, except for the State of Mississippi;

                         (v) Incumbency. The Bank shall have received a signed certificate of Borrower, certifying the names of the officers of Borrower authorized to sign loan documents on behalf of Borrower, together with the true signatures of each such officer. The Bank may conclusively rely on such certificate until the Bank receives a further certificate of Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

                         (vi) Articles of Incorporation and Bylaws. The Bank shall have received copies of the Articles of Incorporation of Borrower and all amendments thereto, certified by the Secretary of State of the State of Delaware, and a copy of the bylaws of Borrower and all amendments thereto, certified by an officer of Borrower as being true, correct and complete;

                         (vii) Title. The Bank shall have received  satisfactory
                    evidence to the state of the title to the Oil and Gas Properties being mortgaged to the Bank contemporaneously herewith;

                         (viii) Questar Acquisition. The Bank shall have received satisfactory evidence that the acquisition of the Oil and Gas Properties from Questar has closed or is closing simultaneously with the closing of the loan transaction described in this Agreement.

                         (ix) Payment of Facility Fee. The Bank shall have received payment of the Facility Fee in the amount of $120,000.

                         (x) Representation and Warranties.  The representations
                    and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                         (xi) No Event of  Default.  No Event of  Default  shall
                    have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

                         (xii) Other  Documents.  Bank shall have  received such
                    other instruments and documents incidental and appropriate to the transaction provided for herein as Bank or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Bank; and

                         (xiii) Legal  Matters  Satisfactory.  All legal matters
                    incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Bank retained at the expense of the Borrower.

         11.  AFFIRMATIVE  COVENANTS.  A deviation  from the  provisions of this
Section 11 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Bank. Without the prior written consent of Bank, the Borrower will at all times comply with the covenants contained in this Section 11 from the date hereof and for so long as any part of the Term Loan is outstanding.

                  (a) Financial Statements and Reports. Borrower shall promptly furnish to the Bank from time to time upon request such information regarding the business and affairs and financial condition of Borrower, as the Bank may reasonably request, and will furnish to the Bank:

                         (i) Annual  Audited  Financial  Statements.  As soon as
                    available, and in any event within one hundred twenty (120) days after the close of each fiscal year beginning with the fiscal year ended December 31, 1999, the annual audited consolidated and consolidating Financial Statements of Borrower, prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Bank;

                         (ii) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each calendar quarter of each year (except the last calendar quarter of any fiscal year), beginning with the fiscal quarter ended March 31, 2000, the quarterly unaudited consolidated and consolidating Financial Statements of Borrower prepared in accordance with GAAP, certified to by the Chief Financial Officer of Borrower as being true and correct;

                         (iii) Report on Properties. As soon as available and in
                    any event on or before April 1 of each calendar year, and at such other times as Bank, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Bank under such Section 7 on the Oil and Gas Properties;

                         (iv) SEC Reports. As soon as available, and in any event within five (5) days of filing, copies of all filings by Borrower with the Securities and Exchange Commission;

                         (v) Audit Reports.  Promptly upon receipt thereof,  one
                    (1) copy of each written report submitted to Borrower by independent accountants and any annual, quarterly or special audit, review or examination;

                         (vi) Additional  Information.  Promptly upon request of
                    the Bank from time to time any additional financial information or other information that the Bank may reasonably request.

         All such reports, information, balance sheets and Financial Statements referred to in Subsection 11(a) above shall be in such detail as the Bank may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

                  (b)   Certificates  of  Compliance.   Concurrently   with  the
         furnishing of the annual audited Financial Statements pursuant to Subsection 11(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 11(a)(ii) hereof, Borrower will furnish or cause to be furnished to the Bank a certificate in the form of Exhibit "C" attached hereto, signed by the Chief Financial Officer of Borrower, (i) stating that Borrower has fulfilled in all material respects its obligations under the Note and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof; (ii) to the extent requested from time to time by the Bank, specifically affirming compliance of Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 12(b), (c), (d) and (e); and (iv) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

                  (c) Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statement pursuant to Section 11(a)(i) hereof, Borrower will furnish a statement from the firm of independent public accountants which prepared such Financial Statement to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

                  (d) Taxes and Other Liens. The Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any assets or property of Borrower as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrower shall have set up adequate reserves therefor, if required, under GAAP.

                  (e) Compliance with Laws. Borrower will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

                  (f) Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Note and the Loan Documents, including this Agreement. The Borrower at its sole expense will promptly execute and deliver to Bank upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Note or more fully to state the obligations set out herein.

                  (g) Performance of Obligations. The Borrower will pay the Note and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

                  (h) Insurance. The Borrower now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Bank, the Borrower will furnish or cause to be furnished to the Bank from time to time a summary of the respective insurance coverage of each Borrower in form and substance satisfactory to the Bank, and, if requested, will furnish the Bank copies of the applicable policies. Upon demand by Bank any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Bank,
         (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Bank may reasonably require. The Borrower shall at all times maintain adequate insurance with respect to all of their assets, including but not limited to, the Oil and Gas Properties or any collateral against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Additionally, the Borrower shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

                  (i) Accounts and Records. The Borrower will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by Borrower's auditors.

                  (j) Right of Inspection. The Borrower will permit any officer, employee or agent of the Bank to examine Borrower's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Bank may reasonably request. The Bank will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Bank's officers, employees, legal counsel, regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of Bank's rights and remedies under the Note, this Agreement and the other Loan Documents.

                  (k) Notice of Certain Events. The Borrower shall promptly notify the Bank if Borrower learns of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement by Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrower, or any of the assets or properties of Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (iii) any dispute between Borrower and any governmental or regulatory body or any other person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in Borrower's reasonable opinion could have a Material Adverse Effect.

                  (l) ERISA Information and Compliance. The Borrower will promptly furnish to the Bank immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in
         Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed or the chief financial officer of Borrower specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

                  (m) Environmental Reports and Notices. The Borrower will deliver to the Bank (i) promptly upon its becoming available, one copy of each report sent by Borrower to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower, and Borrower shall immediately deliver a copy of any such notice to Bank.

                  (n) Compliance and Maintenance. The Borrower will (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 11(o) and 11(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrower exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Bank upon request evidence satisfactory to Bank that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

                  (o) Operation of Properties. Except as provided in Subsection 11(p) and (q) below, the Borrower will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrower shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

                  (p) Compliance with Leases and Other Instruments. The Borrower will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by Borrower (or required to keep unimpaired in all material respects the rights of Borrower in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrower by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrower or any of the Oil and Gas Properties and do all other things necessary of Borrower to keep unimpaired in all material respects the rights of Borrower thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrower to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrower from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrower exercised in good faith, it is not in the best interest of the Borrower to perpetuate the same.

                  (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than the Borrower, the Borrower shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 11(o) or 11(p) hereof which are performable only by such operators and are beyond the control of the Borrower; however, the Borrower agrees to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

                  (r) Title Matters. Within sixty (60) days after the date hereof with respect to the Oil and Gas Properties listed on Schedule "7", and, thereafter, as to any Oil and Gas Properties hereafter mortgaged to Bank, Borrower will promptly (but in no event more than sixty (60) days following such mortgaging), furnish Bank with title opinions and/or title information reasonably satisfactory to Bank showing good and defensible title of Borrower to such Oil and Gas Properties subject only to Permitted Liens.

                  (s) Curative Matters. Within ninety (90) days after the date hereof with respect to matters listed on Schedule "8" and, thereafter, within sixty (60) days after receipt by Borrower from Bank or its counsel of written notice of title defects the Bank reasonably requires to be cured, Borrower shall either (i) provide such curative information, in form and substance satisfactory to Bank, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Bank for all of Oil and Gas Properties for which such title curative was requested but upon which Borrower elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Bank covering the Oil and Gas Properties so substituted.

                  (t) Change of Principal Place of Business. Borrower shall give Bank at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in
         Section 15 hereof.

         12. NEGATIVE COVENANTS. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Bank. Without the prior written consent of Bank, the Borrower will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Term Commitment is in existence or any part of the Term Loan is outstanding.

                  (a)  Negative  Pledge.  Borrower  will not (i) grant,  create, incur, permit or suffer to exist any Lien upon any of its property or assets, including, without limitation, the Collateral, now owned or hereafter acquired, except for Permitted Liens and Liens given to secure Non Recourse Debt of Borrower, (ii) enter into any sale-and-lease-back transaction, or (iii) agree with any Person (other than in the Loan Documents) that Borrower will not grant, create, incur, permit or suffer to exist any Lien upon any of its property or assets. Anything of the foregoing or elsewhere in the Loan Documents to the contrary notwithstanding, it is understood that no Liens, other than Permitted Liens, are permitted on or with respect to any of the Collateral.

                  (b) Current Ratio. The Borrower will not allow its ratio of Current Assets to Current Liabilities to be less than 1.0 to 1.0 as of the end of any fiscal quarter.

                  (c) Fixed Charge Coverage Ratio. Borrower will not allow its Fixed Charge Coverage Ratio to ever be less than 1.2 to 1.0.

                  (d) Minimum Net Worth. The Borrower's Net Worth will not ever be less than the sum of (i) $39,000,000 plus, (ii) after December 31, 1999, fifty percent (50%) of Net Income, if positive, plus (iii) seventy-five percent (75%) of the net cash proceeds of any equity offering.

                  (e) Debt to Worth Ratio.  Borrower will not allow its ratio of
         (i) the aggregate of Total Liabilities to (ii) Net Worth at any time to be greater than 1.5 to 1.0.

                  (f) Consolidations and Mergers. Borrower will not consolidate or merge with or into any other Person, except that Borrower may merge with another Person if Borrower is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  (g) Debts, Guaranties and Other Obligations. Borrower will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other Person or Entity, whether by agreement to purchase the indebtedness of any other Person or Entity or agreement for the furnishing of funds to any other Person or Entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person or Entity, or otherwise, except that the foregoing restrictions shall not apply to:

                         (i) the Note and any  renewal or increase  thereof,  or
                    other indebtedness of the Borrower heretofore disclosed to Bank in the Borrower's Financial Statements or on Schedule "3" hereto; or

                         (ii) taxes,  assessments  or other  government  charges
                    which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                         (iii) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells; or

                         (iv) Permitted Purchase Money Indebtedness; or

                         (v) Non-Recourse Debt.

                  (h) Dividends. Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, except Permitted Dividends and Redemptions, provided, however, that no Dividend or Redemption which would be a Permitted Dividend and Redemption may be paid if immediately before and after giving effect thereto a Default or Event of Default shall exist, unless and until such Dividend or Redemption is consented to by the Bank.

                  (i) Loans and Advances. Borrower shall not make or permit to remain outstanding any loans or advances to or in any Person or Entity, except that the foregoing restriction shall not apply to:

                         (i) loans or advances to any Person, the material details of which have been set forth in the Financial Statements of the Borrower heretofore furnished to Bank; or

                         (ii) advances made in the ordinary course of Borrower's
                    oil and gas business; or

                         (iii) loans or advances not  exceeding in the aggregate
                    outstanding at any time the amount of $250,000.

                  (j) Nature of Business. Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof.

                  (k) Transactions with Affiliates. Borrower will not enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

                  (l) Hedging Transaction. Borrower will not enter into any Rate Management Transactions, except the foregoing prohibition shall not apply to any Rate Management Transactions (i) designed to hedge, forward sell or swap crude oil or natural gas or otherwise sell up to seventy-five percent (75%) of the Borrower's anticipated production from proved, developed producing reserves of crude oil and/or seventy-five percent (75%) of the Borrower's anticipated production from proved, developed producing reserves of natural gas, during the period from immediately preceding the settlement date (or the commencement of the term of such hedge transaction if there is no prior settlement date) to said settlement date, (ii) with a maturity of eighteen (18) months or less, (iii) with "strike prices" per barrel greater than the Bank's forecasted price in the most recent engineering evaluation of Borrower's Oil and Gas Properties, adjusted for the difference between the forecasted price and the Borrower's actual production as determined by the Bank, (iv) with counterparties to the hedging agreement which are approved by the Bank or (v) Rate Management Transactions otherwise consented to in writing by the Bank.

                  (m) Investments. Borrower shall not make any investments in any person or entity, except such restriction shall not apply to:

                         (i) Temporary Cash Investments;

                         (ii) investments contemplated or permitted by other provisions of this Agreement; or

                         (iii) investments in wholly-owned Subsidiaries which
                  are such on the Effective Date or which become such after consent or waiver is granted by the Bank.

                  (n) Amendment to Articles of Incorporation or Bylaws. Borrower will not permit any amendment to, or any alteration of, its Articles of Incorporation or Bylaws.

                  (o) Sale of Assets. Borrower shall not sell, transfer or otherwise dispose of any of the Collateral, except for (i) production from oil, gas and mineral properties and other assets sold in the ordinary course of Borrower's business, or (ii) during the period between each Determination Date, Oil and Gas Properties with an aggregate PW 10 value of $500,000 or less, or (iii) sales or other dispositions of obsolete equipment which is either no longer needed in the ordinary course of business of Borrower or is being replaced by equipment of at least comparable value and utility.

         13.      EVENTS OF DEFAULT.   Any one  or more  of the following events
shall be considered an "Event of Default" as that term is used herein:

                  (a) The Borrower shall fail to pay when due or declared due the principal of, and the interest on, the Note, or any fee or any other indebtedness of the Borrower incurred pursuant to this Agreement or any other Loan Document; or

                  (b) Any representation or warranty made by Borrower under this Agreement, or in any certificate or statement furnished or made to Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                  (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 12 of the Agreement for which there is not cure period), and such default shall continue for more than thirty (30) days; or

                  (d) Default shall be made in the due observance or performance of the covenants of Borrower contained in Section 12 of this Agreement; or

                  (e) Default shall be made in respect of any obligation for borrowed money in excess of $1,000,000, other than the Note, for which Borrower is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or in respect of any agreement relating to any such obligations unless Borrower is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

                  (f) Borrower shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

                  (g) An involuntary case or other proceeding, shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereinafter in effect; or

                  (h) A final judgment or order for the payment of money in excess of $1,000,000 (or judgments or orders aggregating in excess of $1,000,000) shall be rendered against Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty
         (30) days; or

                  (i) In the event the aggregate principal amount outstanding under the Note shall at any time exceed the Borrowing Base established for the Note, and the Borrower shall fail to comply with the provisions of Section 8(b) hereof; or

         Upon occurrence of any Event of Default specified in Subsections 13(f) and (g) hereof, the entire principal amount due under the Note and all interest then accrued thereon, and any other liabilities of the Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. In any other Event of Default, the Bank shall by notice to the Borrower declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrower hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 13 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Bank are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Bank to or for the credit or the account of the Borrower against any and all of the indebtedness of the Borrower under the Note and the Loan Documents, including this Agreement, irrespective of whether or not the Bank shall have made any demand under the Loan Documents, including this Agreement or the Note and although such indebtedness may be unmatured. Any amount set-off by any of the Bank shall be applied against the indebtedness owed the Bank by the Borrower pursuant to this Agreement and the Note. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 13 are in addition to other rights and remedies (including, without limitation, other rights of set- off) which the Bank may have.

         14. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         15. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER: MAYNARD OIL COMPANY, 8080 N. Central Expressway, Dallas, Texas 75206, Attention: Glenn R. Moore, President; and (b)
BANK: BANK ONE, TEXAS, N.A., 1717 Main Street, 4th Floor, TX1-2448, Dallas, Texas 75201, Facsimile No. 214-290-2332, Attention: Reed V. Thompson, Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this
Section 15.

         16. EXPENSES. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Bank, including reasonable fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Bank, including reasonable fees and disbursements of special counsel for the Bank in connection with the preparation of any participation agreement for a participant or participants requested by the Borrower or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents.

         17. INDEMNITY. The Borrower agrees to indemnify and hold harmless the Bank and its respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Bank, including all local counsel hired by such counsel) ("Claim") incurred by the Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Bank hereunder and under the Note, provided that the Borrower shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         18. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT
AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

         19. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         20. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note any amount in excess of the Maximum Rate, and in the event Bank ever receives, collects or applies as interest any such excess, of if an acceleration of the maturities of any Note or if any prepayment by the Borrower result in the Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrower. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness evidenced by the Note and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

         21. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

         22. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         23. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

         24. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Note or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

         25. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrower may not, without the prior written consent of the Bank, assign any rights, powers, duties or obligations hereunder.

         26. PARTICIPATIONS. The Bank shall have the right at any time and from time to time to sell one or more participations in the Note or any Advance thereunder. To the extent of any such participation the provisions of this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrower to the Bank. The Borrower shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrower shall be entitled to treat the Bank as the sole owners of the Note without regard to notice or actual knowledge of any such participation. Upon the occurrence of a default or an Event of Default, each participant will have and is hereby granted the right to setoff against and to appropriate and apply from time to time, without prior notice to the Borrower or any other party, any such notice being hereby expressly waived, any and all deposits (general or special or other indebtedness or claims, direct or indirect, contingent or otherwise), at any time held or owing by the participant to or for the credit or account of Borrower against the payment of the note and any other obligations of the Borrower hereunder, provided, however, none of the rights granted in this Section 26 shall apply to any deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Within five
(5) Business Days after such setoff or appropriation by a participant, that participant shall give Borrower and Bank written notice thereof. However, a failure to give such notice will not affect the validity of this setoff or appropriation.

         27. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY
EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF
THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         28. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              BORROWER:

                                              MAYNARD OIL COMPANY,
                                              a Delaware corporation


                                       By:______________________________________
                                               Glenn R. Moore, President

                                      BANK:

                                              BANK ONE, TEXAS, N.A.,
                                              a national banking association



                                       By:______________________________________
                                              Reed V. Thompson, Vice President

                                   EXHIBIT "A"

                                    TERM NOTE

$38,250,000.00                     Dallas, Texas               November 12, 1999

         FOR VALUE RECEIVED, the undersigned MAYNARD OIL COMPANY, a Delaware corporation (referred to herein as "Borrower") hereby unconditionally promises to pay to the order of BANK ONE, TEXAS, N.A., a national banking association (referred to herein as "Bank"), at its banking offices in Dallas County, Texas, the principal sum of THIRTY-EIGHT MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($38,250,000.00), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Loan Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Bank at 1717 Main Street, 4th Floor, TX1-2448, Dallas, Texas 75201, attention: Energy Department, or at such other address as Bank shall designate in writing to Borrower.

         The principal and all accrued interest on this Term Note shall be due and payable in accordance with the terms and provisions of the Loan Agreement.

         This Term Note is executed pursuant to that certain Second Restated Loan Agreement dated of even date herewith between Borrower and Bank (the "Loan Agreement"), and is the Term Note referred to therein. This Term Note is secured by certain Security Instruments (as such term is defined in the Loan Agreement) of even date herewith between Borrower and Bank. Reference is made to the Loan Agreement and the Security Instruments for a statement of prepayment, rights and obligations of Borrower, description of the properties mortgaged and assigned, the nature and extent of such security and the rights of the parties under the Security Instruments in respect to such security and for a statement of the terms and conditions under which the due date of this Term Note may be accelerated. Upon the occurrence of an Event of Default, as that term is defined in the Loan Agreement and Security Instruments, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Bank under the Loan Agreement and Security Instruments. This Term Note may be prepaid in accordance with the terms and provisions of the Loan Agreement.

         Regardless of any provision contained in this Term Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Term Note, any amount in excess of the Maximum Rate, and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Term Note and/or referred to in the Loan Agreement so that the interest rate is uniform throughout the entire term of this Term Note; provided that, if this Term Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         If any payment of principal or interest on this Term Note shall become due on a Saturday, Sunday or public holiday or while the Bank is not open for business, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

         If this Term Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

         Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Term Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, protest, notice of protest and nonpayment, as to this Term Note and as to each and all installments hereof, and agree that their liability under this Term Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Term Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

         This Term Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

         THIS WRITTEN NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Term Note is given in renewal, increase and extension of, and not in extinguishment of, that certain Term Note, in the amount of $26,062,500, executed by Borrower and payable to the order of Bank, dated December 20, 1995, which Note renewed, extended and increased, but did not extinguish that certain Renewal Term Note, in the amount of $16,062,500, executed by Borrower and payable to the order of Bank, dated March 29, 1995, which Note renewed, extended and increased, but did not extinguish that certain note dated December 22, 1994, executed by Borrower and payable to the order of Bank, which December 22, 1994 note renewed and extended but did not extinguish, that certain note dated October 1, 1990, executed by Borrower and payable to the order of First City, Dallas-Texas, which October 1, 1990 note was assigned to Bank on February 1, 1993.

         EXECUTED as of the 12th day of November, 1999.

                                         BORROWER:
                                         --------

                                         MAYNARD OIL COMPANY,
                                         a Delaware corporation



                                         By:____________________________________
                                                  Glenn R. Moore, President

                                   EXHIBIT "B"

                         CONVERSION/CONTINUATION NOTICE

         The undersigned hereby certifies that he is the __________ of Maynard Oil Company, a Delaware corporation ("Borrower") and that as such he is authorized to execute this Conversion/Continuation Notice on behalf of the Borrower. Pursuant to Section 4 of the Second Restated Loan Agreement dated as of November 12, 1999 (as same may be amended, modified, increased, supplemented and/or restated from time to time (the "Agreement") entered into by and between Borrower and Bank One, Texas, N.A. ("Bank"), this Conversion/Continuation Notice ("Notice") represents Borrower's election to [insert one or more of the following]:

[1.      Use if converting Eurodollar Loans to Base Rate Loans.]

         Convert $_______________ in aggregate principal amount of Eurodollar Loans with a current Eurodollar Interest Period ending on ________, 19__, to Base Rate Loans on ________________, 19__. [and]

[2.      Use if converting Eurodollar Loans to CD Loans.]

         Convert $_______________ in aggregate principal amount of Eurodollar Loans with a current Eurodollar Interest Period ending on ________, 19__, to CD Loans on ________________, 19__. The initial CD Interest Period for such CD Loans is requested to be a [30] [60] [90] [180] [365/366] day period. [and]

[3.      Use if converting Base Rate Loans to Eurodollar Loans.]

         Convert $ in aggregate principal amount of Base Rate Loans to Eurodollar Loans on , 19 . The initial Eurodollar Interest Period for such Eurodollar Loans is requested to be a [one] [two] [three] [six] [twelve] month period. [and]

[4.      Use if converting Base Rate Loans to CD Loans.]

         Convert $_______________ in aggregate principal amount of Base Rate Loans to CD Loans on ________, 19 . The initial CD Interest Period for such CD Loans is requested to be a [30] [60] [90] [180] [365/366] day period. [and]

[5.      Use if converting CD Loans to Eurodollar Loans.]

         Convert $ in aggregate principal amount of CD Loans with a current CD Interest Period ending on , 19 , to Eurodollar Loans on , 19__. The initial Eurodollar Interest Period for such Eurodollar Loans is requested to be a [one] [two] [three] [six] [twelve] month period. [and]

[6.      Use if converting CD Loans to Base Rate Loans.]

         Convert $_______________ in aggregate principal amount of CD Loans with a current CD Interest Period ending on _________, 19__, to Base Rate Loans on _________, 19__. [and]

[7.a.    Use if continuing CD Loans] or
[7.b. Use with [number 5] and/or [number 6], and [and] if converting a portion of CD Loans to Eurodollar Loans and/or Base Rate Loans and continuing the balance as CD Loans.]

         Continue as CD Loans $ in aggregate principal amount of CD Loans with a current CD Interest Period ending , 19__. The succeeding CD Interest Period is requested to be a [30] [60] [90] [180] [365/366] day period.

[8.a.    Use if continuing Eurodollar Loans] or
[8.b. Use with [number 1] and/or [number 2], and [and] if converting a portion of Eurodollar Loans to Base Rate Loans and/or CD Rate Loans and continuing the balance as Eurodollar Loans.]

         Continue as Eurodollar Loans $ in aggregate principal amount of Eurodollar Loans with a current Eurodollar Interest Period ending , 19__. The succeeding Interest Period is requested to be a [one] [two] [three] [six] [twelve] month period.

[9.      Use if converting to or continuing CD Loans and/or Eurodollar Loans.]

         Borrower hereby certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

         Unless otherwise defined herein, terms defined in the Agreement shall have the same meanings in this Notice.

         Dated:                     , 19      .
                --------------------     -----

                                             MAYNARD OIL COMPANY
                                             a Delaware corporation


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________



                                       -2

                                   EXHIBIT "C"


                            CERTIFICATE OF COMPLIANCE

         The undersigned hereby certifies that he is the ______________ of MAYNARD OIL COMPANY (the "Company") and that as such he is authorized to execute this Certificate of Compliance on behalf of the Company. With reference to that certain Second Restated Loan Agreement, dated as of November 12, 1999, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into between Company and BANK ONE, TEXAS, N.A., the undersigned further certifies, represents and warrants on behalf of the Company that as of __________________ all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

                  (a) The Company has fulfilled in all material respects its obligations under the Note and Loan Documents, including the Agreement, and all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects [if the representations and warranties are not true and correct, the party signing this certificate shall except from the foregoing statement the matters for which such representations and warranties are no longer true specifying the nature of any such change.]

                  (b) No Event of Default has occurred under the Loan Documents, including the Agreement [if an Event of Default has occurred, the party certifying hereto shall specify the facts constituting the Event of Default and the nature and status thereof].

                  (c) To the extent requested from time to time by the Bank, the certifying party shall specifically affirm compliance of the Company in all material respects with any of its representations and warranties (except to the extent they relate solely to an earlier date) or obligations under said instruments.

                  (d) Financial Computations (provide calculation as of the most recently ended fiscal quarter):

                           (i)      Current Ratio;

                           (ii)     Fixed Charge Coverage Ratio;

                           (iii)    Net Worth; and

                           (iv)     Debt to Worth Ratio.

         EXECUTED, DELIVERED AND CERTIFIED TO this ____ day of __________, 19__.

                                                 MAYNARD OIL COMPANY
                                                 a Delaware corporation


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                  SCHEDULE "1"

                                      LIENS
                                      -----

                                      NONE

                                  SCHEDULE "2"

                               FINANCIAL CONDITION
                               -------------------

                                      NONE

                                  SCHEDULE "3"

                                   LIABILITIES
                                   -----------

                                      NONE

                                  SCHEDULE "4"

                                   LITIGATION
                                   ---------

                                      NONE

                                  SCHEDULE "5"

                                  SUBSIDIARIES
                                  ------------

                               MOC Resources, Inc.

                                  SCHEDULE "6"

                              ENVIRONMENTAL MATTERS
                              ---------------------

                                      NONE

                                  SCHEDULE "7"

                                  TITLE MATTERS
                                  -------------

1. Provide title opinions satisfactory to Bank covering the interests of Borrower in the following properties:

         Duval & Webb Counties, Texas
         ----------------------------

         Guerra  G-1
         Guerra  G-3
         Guerra  G-4
         Guerra G-5
         Guerra G-6
         Guerra G-7
         Guerra G-8
         Herrera 2

         Hardeman County, Texas
         ----------------------

         Grange A
         Grange D

         Eddy County, New Mexico
         -----------------------

         Roche Federal #1
         Roche Federal #2
         Roche Federal #4

         Lea County, New Mexico
         ----------------------

         R.H. Huston, Jr. #1
         R.H. Huston, Jr. #2
         R.H. Huston, Jr. #3
         R.H. Huston, Jr. #4

                                  SCHEDULE "8"

                                CURATIVE MATTERS
                                ----------------

1. Jerry Cowden Property, Crane County, Texas. Provide Bank with a release of State Tax Lien encumbering this property pursuant to Comment 4, Requirement b, on Exhibit "B" to John L. Roach, Inc. Title Report dated November 1, 1999.

2. Jameson Property, Gaines County, Texas. Provide Bank with correction Deed from PMC Group which effectively conveys the mineral fee under subject lands to Borrower pursuant to Comment II Requirement on page 2 of John L. Roach, Inc. Title Report dated November 1, 1999.

3. Norman #5U, Gaines County, Texas. Provide Bank with correction Deed from PMC Group which effectively conveys the mineral fee under subject lands to Borrower pursuant to Comment II Requirement on page 2 of John
         L. Roach, Inc. Title Report dated November 1, 1999.

4. Terrell #1 & #2, Gaines County, Texas. Provide Bank with Correction Deed from PMC Group which effectively conveys the mineral fee under subject lands to Borrower pursuant to Comment III Requirement on page 2 of John L. Roach, Inc. Title Report dated November 1, 1999.

5. Wharton Unit 1-A, Gaines County, Texas. Provide Bank with release of $70,000,000 production payment from Anderson Prichard Oil Corporation pursuant to Comment 12 Requirement D on Exhibit "B" to John L. Roach, Inc. Title Report dated November 1, 1999.

6. Pruett, T.B. et al. GU #3, Ward County, Texas. Provide Bank with Correction Deed from PMC Group which effectively conveys the mineral fee under subject lands to Borrower pursuant to Comment II Requirement on page 2 of John L. Roach, Inc. Title Report dated November 1, 1999.

7. Crump Wells, Gaines County, Texas. Provide Bank with Correction Assignment and Conveyance from Petroleum, Inc. and Bruce E. Roberts pursuant to Comments 6, 7 & 9 of T. Michael Harrell Title Report dated November 1, 1999.

8. Mayme K. Martin GU, Terrell County, Texas. Provide Bank with Correction Deed from the PMC Group which effectively conveys the mineral fee under subject lands to Borrower pursuant to Comment II Requirement on page 2 of John L. Roach, Inc. Title Report dated November 1, 1999.

9. Allied Federal No. 7 Wells 1-4, Eddy County, New Mexico. Provide Bank with title materials which satisfy Comment 6 Requirement C, and Comment 10 Requirement E on Exhibit B to T. Michael Harrell Title Report dated November 1, 1999.

10. Berry EE Com No. 2, Eddy County, New Mexico. Provide Bank with consent to assign to Maynard and to encumber the property with Bank One, Texas Mortgage pursuant to Comment IV on page 3, and Comment 13 Requirement E on Exhibit "B" of T. Michael Harrell Title Report dated November 1, 1999.

11.      Provide copies of Assignments to Maynard from Questar.











                                       -2-